UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2007

NAVITRAK INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52412

(Commission File Number)

20-2437159

(IRS Employer Identification No.)

400-1190 Barrington Street, Halifax, Nova Scotia, B3H 2R4

(Address of principal executive offices and Zip Code)

800-661-7830

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On February 27, 2007 we entered into a Debt Settlement and Subscription Agreement with G.M. Capital Partners Ltd. whereby we agreed to apply $350,000 of the $1,067,867.90 currently owed to G.M. Capital Partners towards the payment of 35,000,000 common shares at a purchase price of $0.01 per share.

Item 3.02	Unregistered Sales of Equity Securities

On February 27, 2007, we issued 35,000,000 common shares to G.M. Capital Partners Ltd. pursuant to a Debt Settlement and Subscription Agreement, dated February 27, 2007. The copy of the agreement is attached to this Current Report as Exhibit 10.1.

We issued the securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. The shares

CW1081105.1

issued in this transaction have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

10.1        Debt Settlement and Subscription Agreement dated February 27, 2007 between our company and G.M. Capital Partners Ltd.

CW1081105.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVITRAK INTERNATIOAL CORPORATION

/s/ Robert Knight

Robert Knight

President and Director

Date: February 27, 2007

CW1081105.1